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                                                                     Exhibit 3.2

                          CERTIFICATE OF AMENDMENT TO

                           CERTIFICATE OF FORMATION

                                      OF

                            SHELL EPOXY RESINS LLC



          It is hereby certified that:

          1. The name of the limited liability company (hereinafter called the "company") is:

               SHELL EPOXY RESINS LLC.

          2. The Certificate of formation of the company is hereby amended by striking out Article One thereof and by substituting in lieu of said Article the following new Article:

               "ARTICLE ONE:   The name of the corporation is:

               RESOLUTION PERFORMANCE PRODUCTS LLC"

          3. The amendment of the certificate of formation herein certified has been dully adopted in accordance with the provisions of Delaware Limited Liability Law of the State of Delaware.

          EFFECTIVE this 14th day of November, 2000.


                                             SHELL EPOXY RESINS LLC


                                             By: /s/ E. V. Phillips
                                                 ------------------
                                                 Name:  E. V. Phillips
                                                 Title: Secretary